As filed with the Securities and Exchange Commission on July 28, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FAIRFAX FINANCIAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

95 Wellington Street West
Suite 800
Toronto, Ontario
Canada M5J 2N7
(Address of Principal Executive Offices, including zip code)

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

(NON-QUALIFIED) 2017 EMPLOYEE SHARE PURCHASE PLAN

(Full title of the plan)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8700
(Name, address, and telephone number of agent for service)

With a copy to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

EXPLANATORY NOTE

Fairfax Financial Holdings Limited (the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register 100,000 additional Subordinate Voting Shares (the “Stock”) of the Company issuable pursuant to the Allied World Assurance Company Holdings, Ltd (Non-Qualified) 2017 Employee Share Purchase Plan (the “Plan”). The Registrant first registered the offer and sale of 100,000 shares of the Stock in connection with the Plan on its registration statement on Form S-8 (File No. 333-221676) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2017.

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, filed on November 20, 2017, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)       to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on July 28, 2022.

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Vice President, Corporate Affairs and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of V. Prem Watsa, Eric P. Salsberg and Peter Clarke as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 28th day of July, 2022, by the following persons in the following capacities:

Signature	Title

/s/ V. Prem Watsa	Chairman and Chief Executive
V. Prem Watsa	Officer (Principal Executive Officer)

/s/ Jennifer Allen	Vice President and
Jennifer Allen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Gunn	Director
Robert J. Gunn

/s/ David L. Johnston	Director
David L. Johnston

/s/ Karen L. Jurjevich	Director
Karen L. Jurjevich

/s/ R. Willian McFarland	Director
R. William McFarland

/s/ Christine N. McLean	Director
Christine N. McLean

/s/ Timothy R. Price	Director
Timothy R. Price

/s/ Brandon W. Sweitzer	Director
Brandon W. Sweitzer

/s/ Lauren C. Templeton	Director
Lauren C. Templeton

/s/ Benjamin P. Watsa	Director
Benjamin P. Watsa

/s/ William C. Weldon	Director
William C. Weldon

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has signed this Registration Statement, solely in its capacity as the duly authorized representative of Fairfax Financial Holdings Limited in the United States, in the Province of Ontario, Canada, on July 28, 2022.

FAIRFAX (US) INC.
By:	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Director and Vice President

EXHIBIT INDEX

Exhibit No.	Description
4.1	The Registrant’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4, filed with the Commission on February 15, 2017 (Commission File No. 333-216074)).

4.2	Certificate of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on April 30, 2018 (File No. 001-31556).

4.3	By-law No. 16 of the Registrant adopted by the Registrant’s Board of Directors on March 28, 1991 and confirmed by the Registrant’s shareholders on May 8, 1991 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4, filed with the Commission on February 15, 2017 (Commission File No. 333-216074)).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included in this Registration Statement under “Signatures”)*

99.1	Allied World Assurance Company Holdings, Ltd (Non-Qualified) 2017 Employee Share Purchase Plan*

107.1	Filing Fee Table*

*	Filed herewith.